LAURUS MASTER FUND, LTD.

c/o Laurus Capital Management, LLC

825 Third Avenue

New York, New York 10022

April 28, 2005

Petrol Oil and Gas, Inc.

3161 E. Warm Springs Road

Suite 300

Las Vegas, Nevada 89120

Re: Amendment Agreement

Gentlemen:

Reference is made to (i) the Registration Rights Agreement dated as of October 28, 2004 (as the same may be amended, supplemented, restated or modified from time to time, the "Agreement") by and between Petrol Oil and Gas, Inc. ("Company") and Laurus Master Fund, Ltd. ("Laurus") and (ii) the Secured Convertible Term Note dated as of October 28, 2004 (as the same may be amended, supplemented, restated or modified from time to time, the "Note") in the original principal amount of Eight Million Dollars ($8,000,000) made by the Company in favor of Laurus.

Due to the inability to register common stock for the conversion of non-accrued interest under the Note in the initial registration statement filed by the Company on November 1, 2004, Laurus is required to amend the Agreement and the Note and Laurus is willing to do so on the terms and conditions set forth below.

In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

  The defined term "Filing Date" set forth in Section 1 of the Agreement is hereby amended in its entirety to provide as follows:

" 'Filing Date' means, with respect to (i) the principal indebtedness evidenced by the Note, a date no later than thirty (30) days following the date hereof, (ii) the shares of Common Stock issuable to the Holder upon conversion of the Note in respect of payments of interest and fees thereon, a date no later than the last day of every six (6) month consecutive period commencing with the six (6) month period ending June 30, 2005, (iii) the shares of Common Stock issuable upon exercise of the Warrant, the date which is thirty (30) days after the date hereof, (iv) the shares of Common Stock issuable to the Holder as a result of adjustment to the Fixed Conversion made pursuant to Section 3.4 of the Note or Section 4 of the Warrant or otherwise, thirty (30) days after the occurrence of such event or the date of the adjustment of the Fixed Conversion Price."

  Section 2.2 of the Note is hereby deleted in its entirety.

  The Parties hereby agree that all references to the conversion of accrued interest and other fees into registered shares of the Company's common stock which may be included in the Agreement, the Note and/or all other documents, instruments and agreements entered into in connection therewith (the "Other Documents") shall be deleted in their entirety. It is the Parties understanding that all interest and fees accruing pursuant to the Note shall be (i) converted into restricted shares of the Company's common stock and registered by the Company on Form SB-2 in semi-annual registration statements pursuant to paragraph 1 above and the Agreement, or (ii) paid in cash at 102%.

Except as specifically amended herein, the Agreement, the Note and the Other Documents shall remain in full force and effect, and are hereby ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy of Laurus, nor constitute a waiver of any provision of the Agreement, the Note or any of the Other Documents. This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

Very truly yours,

LAURUS MASTER FUND, LTD.

By:/s/ Eugene Grib

Name: Eugene Grib

Title: Director

The foregoing is hereby accepted and agreed to
as of the date set forth above:

PETROL OIL AND GAS, INC.

By:/s/ Paul Branagan

        Paul Branagan, President

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